Exhibit 21.1

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
List of Subsidiaries

Canada
1039596 B.C. Unlimited Liability Company
8997896 Canada Inc.
1013414 B.C. Unlimited Liability Company
1013421 B.C. Unlimited Liability Company
1011778 B.C. Unlimited Liability Company
1014369 B.C. Unlimited Liability Company
1019334 B.C. Unlimited Liability Company
1024670 B.C. Unlimited Liability Company
1024678 B.C. Unlimited Liability Company
1026672 B.C. Unlimited Liability Company
1028539 B.C. Unlimited Liability Company
TDLdd Holdings ULC
TDLrr Holdings ULC
1029261 B.C. Unlimited Liability Company
1016893 B.C. Unlimited Liability Company
BK Canada Service ULC
1057639 B.C. Unlimited Liability Company
1057772 B.C. Unlimited Liability Company
1057837 B.C. Unlimited Liability Company
1057490 B.C. Unlimited Liability Company
1112068 B.C. Unlimited Liability Company
1112090 B.C. Unlimited Liability Company
1112097 B.C. Unlimited Liability Company
1112100 B.C. Unlimited Liability Company
1112104 B.C. Unlimited Liability Company
1112106 B.C. Unlimited Liability Company
P77 Limited Partnership
Burger King Canada Holdings Inc.
CLP-lax Limited Partnership
GPAir Limited
Grange Castle Holdings Limited
Orange Group International, Inc.
PLK Enterprises of Canada, Inc.
The TDL Group Corp.
Tim Hortons Advertising and Promotion Fund (Canada) Inc.
Restaurant Brands Holdings Corporation
Restaurant Brands Manage 2016 ULC
Tim Hortons Canadian IP Holdings Corporation

Argentina
BK Argentina Servicios, S.A.

Brazil
Burger King du Brasil Assessoria a Restaurantes Ltda.

China
BK (Shanghai) Business Information Consulting Co., Ltd.
Burger King (Shanghai) Commercial Consulting Co. Ltd.

Germany
Burger King Beteiligungs GmbH

Hong Kong
Ansons Holding Limited
TH Hong Kong International Limited

Japan
Burger King Japan Ad Fund K.K.

Luxembourg
Burger King (Luxembourg) 2 S.a.r.l.
Burger King (Luxembourg) 3 S.a.r.l.
Burger King (Luxembourg) S.a.r.l.
Orange Lux S.a.r.l.
Tim Hortons International S.a.r.l.
TH Luxembourg S.a.r.l.
Quick International S.a.r.l.

Mexico
Adminstracion de Comidas Rapidas, SA de CV

Netherlands
Burger King Nederland Services B.V.

Puerto Rico
Burger King de Puerto Rico, Inc.

Singapore
BK AsiaPac, Pte. Ltd.
PLK APAC Pte. Ltd.

South Africa
Burger King South Africa Holdings (Pty) Ltd.

Spain
Burger King General Service Company, S.L.

Switzerland
Burger King Schweiz GmbH
Burger King Europe GmbH
Tim Hortons Restaurants International GmbH

Turkey
Burger King Gida Sanayi Ve Ticaret Limited Sirketi

United Kingdom
BurgerKing Ltd.
Burger King (United Kingdom) Ltd.
BK (UK) Company Limited
Huckleberry’s Ltd.
Burger King UK Pension Plan Trustee Company Limited

U.S.A.
BK Acquisition, Inc.
BK Whopper Bar, LLC
Blue Holdco 1, LLC
Blue Holdco 2, LLC
Blue Holdco 3, LLC
Blue Holdco 440, LLC
Blue Holdco aka7, LLC
Blue Holdco aka 8, LLC
Burger King Capital Finance, Inc.
Burger King Corporation
Burger King Holdings, Inc.
Burger King Interamerica, LLC
Burger King Worldwide, Inc.
LLCxox, LLC
New Red Finance Inc.
Orange Group, Inc.
Orange Intermediate, LLC
Orange Lender, LLC
Popeyes Louisiana Kitchen, Inc.
Popeyes Restaurant Services, LLC
SBFD Holding Co.
Skipper, LLC
Tim Donut U.S. Limited, Inc.
Tim Hortons USA Inc.
Tim Hortons (New England), Inc.
The Tim’s National Advertising Program, Inc.
Restaurant Brands International US Services LLC

Uruguay
Jolick Trading, S.A.